Exhibit 4.13

SUPPLEMENTAL LETTER

To:	Paragon Shipping Inc.
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro
The Marshall Islands MH 96960

From:	Commerzbank AG
Domstraße 18
20095 Hamburg
Germany

Dear Sirs
27 December 2010
1           Background.

(A)
By a loan agreement dated 29 November 2007 (as supplemented and amended by a supplemental letter dated 13 August 2008 and as further amended and supplemented by a supplemental agreement dated 9 March 2010, the "Loan Agreement") and made between (i) Paragon Shipping Inc. as borrower (the "Borrower"), (ii) the banks and financial institutions listed therein as lenders (the "Lenders") and (iii) ourselves as agent, arranger, swap bank and security trustee, it was agreed that the Lenders would make available to the Borrower a loan facility of (originally) up to US$250,000,000 (the "Loan") in aggregate.

(B)	The Borrower has requested certain amendments to (inter alia) the financial covenants set out in Clause 12.4 of the Loan Agreement.

2
Agreement and amendments to the Loan Agreement.  Subject to the satisfaction of the conditions of this Letter and with effect from the date of this Letter, the Loan Agreement shall be amended as follows:

(a)
by replacing the words "other than" with the words "including without limitation, any" before the words "restricted cash" within the brackets in the definition of "Liquid Assets" in Clause 1.1 thereof;

(b)	by adding the words "the Earnings Accounts" after the words "Reserve Account" in paragraph (e) of Clause 12.4 thereof; and

(c)	by deleting paragraph (c) of the Form of Compliance Certificate in Schedule 6 thereof in its entirety and replacing the same with the following:

"(c)	we maintain, together with all the other members of the Group, Liquid Assets equal to $[●] in aggregate, which equals or exceeds the applicable Six-Months' Debt Service Amount;".

3	Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that:

(a)
the representations and warranties contained in the Loan Agreement are true and correct on the date of this Letter as if all references therein to "this Agreement" were references to the Loan Agreement as supplemented by this Letter; and

(b)	this Letter comprises the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms.

4
Conditions.  Our agreement contained in paragraph 2 of this Letter shall be expressly subject to the condition that we shall have received in form and substance as may be approved or required by us on or before the signature hereof:

(a)	copies of resolutions passed at a meeting of the board of directors of the Borrower evidencing approval of this Letter and authorising appropriate officers or attorneys to execute the same;

(b)	the original of any power of attorney issued in favour of any person executing this Letter on behalf of the Borrower; and

(c)
copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by the Borrower of its obligations under this Letter and the execution, validity and enforceability of this Letter.

5
Loan Agreement and Finance Documents.  The Borrower hereby agrees with the Lenders that the provisions of the Loan Agreement and the Finance Documents shall be and are hereby re-affirmed and remain in full force and effect.

6	Notices. Clause 28 (Notices) of the Loan Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

7
Governing Law.  This Letter shall be governed by and construed in accordance with English law and Clause 30 (Law and Jurisdiction) of the Loan Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance at the foot of this letter.

Yours faithfully

for and on behalf of
COMMERZBANK AG

Accepted and agreed

GEORGE SKRIMIZEAS MARIA STEFANOU for and on behalf of PARAGON SHIPPING INC.

Dated   27 December 2010

COUNTERSIGNED  this 27th day of December 2010 for and on behalf of the below companies each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this supplemental letter, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement.

__________________________________                             __________________________________
MARIA STEFANOU                                                                       MARIA STEFANOU
for and on behalf of                                                                           for and on behalf of
DONNA MARINE CO.                                                                     READING NAVIGATION CO.

__________________________________                              __________________________________
MARIA STEFANOU                                                                        MARIA STEFANOU
for and on behalf of                                                                           for and on behalf of
PROTEA INTERNATIONAL INC.                                                EXPLORER SHIPHOLDING LIMITED

__________________________________
MARIA STEFANOU
for and on behalf of
EPIC INVESTMENTS INC.

SK 25744 0001 1176167